EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of July 19, 2000, (the "Agreement") among Atlantic Express Transportation Group Inc., a New York corporation ("Group"),
Atlantic Express Transportation Corp., a New York corporation (the "Company"), and Nathan Schlenker (the "Executive").

         WHEREAS, the Executive is presently employed by the Company, a wholly owned subsidiary of Group, under an amended and restated employment agreement dated as of November 4, 1998, (the "Prior Agreement");

         WHEREAS, the Executive has had a prominent role in the development of the business and goodwill of Group and the Company and has established relations and contacts with principal customers and suppliers of Group and the Company;

         WHEREAS, the Executive possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business following the Transaction; and

         WHEREAS, the Company desires to secure the continued services of the Executive, and the Executive desires to continue in the employment of the Company following the expiration of the employment term under the Prior Agreement and, in connection therewith, the Company, Group and the Executive desire to enter into an employment agreement to, among other things, set forth the terms of such continued employment.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter set forth and for other good and valuable consideration, the Company, Group and the Executive hereby agree, as follows:

         1.   EMPLOYMENT AND DUTIES

         1.1 General. The Company hereby employs the Executive, and the Executive agrees to serve, as Chief Financial Officer of the Company upon the terms and conditions herein contained during the Employment Term, and in such capacities the Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the Board. The Executive also agrees to serve, if elected, at no compensation in addition to that provided for in this Agreement, in the position of director of the Company or officer or director of Group and of any subsidiary of Group or the Company during the Employment Term.

         1.2 Exclusive Services. For so long as the Executive is employed by the Company, he shall devote his full-time working hours to his duties hereunder. The Executive shall not directly or indirectly, render services to any other person or organization for which he receives compensation without the unanimous consent of the Board of Directors of the Company (the "Board") or otherwise engage in activities which would interfere significantly with his faithful performance of his duties hereunder.

         1.3 Term of Employment. The Executive's employment under this Agreement shall commence on November 4, 2000 (the "Effective Date") and shall terminate on the earliest of (i) the first anniversary of the Effective Date, (ii) the death of the Executive or (iii) the termination of the Executive's employment pursuant to this Agreement; provided, however, that the term of the Executive's employment under this Agreement may be extended on the terms hereof for a period of up to one year by notice of approval from the Board to the Executive at least 60 days prior to the expiration of the then effective Employment Term (the period during which the Executive is employed pursuant to this Agreement, including any extension thereof in accordance with this Section 1.3, shall be referred to as the "Employment Term").

         2.  SALARY

         2.1 Base Salary. From the Effective Date, the Executive shall be entitled to receive a base salary ("Base Salary") at a rate of $240,000 per annum, payable monthly on or about the 15th day of each month in equal installments in accordance with the Company's payroll practices, with such increases as may be provided in accordance with the terms hereof. Once increased, such higher amount shall constitute the Executive's annual Base Salary.

         2.2 Annual Increases. Commencing one year from the Effective Date, and annually on each anniversary thereafter, the Executive's base salary shall be increased by the same percentage by which the regional consumer price index as of the June immediately preceding such anniversary date shall have increased over such consumer price index as of June of the prior year; provided, however, that in no event shall such annual increase be more than five percent (5%) nor less than three percent (3%) of such base salary. Regional consumer price index shall mean the index as determined by the United States Department of Labor for the New York, New York - Northeastern New Jersey area based upon the index for all urban consumers.

         3.  EMPLOYEE BENEFITS

         3.1 General Benefits. The Executive shall receive the following benefits during the Employment Term:

         (a) the Executive will be eligible to participate in benefit programs of the Company consistent with those benefit programs provided to other senior executives of the Company;

         (b) an automobile allowance of $250 per month plus a company car (as approved by the Board);

         (c) a life insurance premium allowance of $2,500 payable annually in February of each year of the term hereof,


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         (d) a travel allowance not to exceed $15,000 annually; and

         (e) bonus at an annual rate not less than $2,500 as determined by the Board.

         3.2 Vacation. The Executive shall be entitled to 20 days' paid vacation each year in accordance with the applicable policies of the Company.

         3.3 Reimbursement of Expenses. The Company will reimburse the Executive for reasonable, ordinary and necessary business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with Company practices consistently applied.

         3.4 Non-Renewal of Agreement. Subject to Section 4.1.1, in the event this Agreement is not renewed by the Company following the expiration of the initial term as provided in Section 1.3, the Executive shall be entitled to twelve months of his Base Salary as severance, payable in equal installments on the same terms as at the end of the Employment Term (such severance, "NonRenewal Severance Pay").

         4.   TERMINATION OF EMPLOYMENT

         4.1  Termination for Causes: Termination Without Cause:
              Termination Permanent-Disability- Resignation

         4.1.1 General. (a) If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, the Executive shall be entitled only to (i) his accrued but unpaid Base Salary through and including the date of termination ("Accrued Base Salary"), and (ii) six months of his Base Salary as severance, payable in equal installments on the same terms as at the end of the Employment Term, unless such termination is for a Disloyalty Termination Event, in which case the Executive shall be entitled only to payment of his Accrued Base Salary.

         (b) If, prior to the expiration of the Employment Term, the Executive is terminated by the Company Without Cause, the Executive shall be entitled only to (i) his Accrued Base Salary, and (ii)(1) his Base Salary from the day after the termination date through the normal expiration date of the Employment Term (but in no event for less than a six-month period), payable in equal installments on the same terms as at the end of the Employment Term and the benefits set forth under Section 3.1 of this Agreement during such period, as severance, and (2) in the event of a termination by the Company Without Cause prior to the first anniversary of the Effective Date, the Non-Renewal Severance Pay as severance, payable in equal installments on the same terms as at the end of the Employment Term, any severance payable pursuant to clause (ii) (2) to be paid, in installments, commencing immediately after the payment of severance pursuant to clause (ii) (1).

         (c) If, prior to the expiration of the Employment Tenn, the Executive's employment is terminated by the Company for Permanent Disability (as defined in Section 5), the Executive shall


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

be entitled only to the payments and benefits provided for in Section 5 hereof.

         (d) If the Executive resigns from his employment hereunder, the Executive shall be entitled only to payment of his Accrued Base Salary.

         (e) Except as otherwise provided herein, the Executive shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after any termination or resignation of employment, subject to the terms of such plans or arrangements.

         (f) Notwithstanding anything to the contrary herein, the Company may elect, in its sole discretion, to pay any remaining installments of severance or other payments hereunder in a lump sum rather than in installments over time.

         4.1.2 Date of Termination/Resignation. The date of termination for a termination by the Company for Cause shall be the date of the written notice of termination provided for in Section 4.1.3. The date of termination for a Termination Without Cause shall be as provided in Section 4.1.4. The date of termination for a termination for Permanent Disability shall be as provided in
Section 5. The date of resignation shall be the date specified in the written notice of resignation from the Executive to the Company, or if no date is specified therein, 10 business days after receipt by the Company of written notice of resignation from the Executive.

         4.1.3 Notice of Termination for Cause. Termination of the Executive's employment by the Company for Cause shall be effected by delivery of a written notice of termination from the Company to the Executive, which notice shall specify the event or events set forth in Section 4.2 giving rise to such termination.

         4.1.4 Notice of Termination Without Cause. Termination of the Executive's employment for a Termination Without Cause shall be effected by written notice of termination from the Company to the Executive, specifying a termination date no earlier than 10 business days after the date on which such notice is given.

         4.2 Termination for Cause. Termination for "Cause" shall mean termination by the Company of the Executive's employment because the Executive
(a) has engaged in fraudulent or criminal conduct in connection with the performance of his duties hereunder, which conduct materially and adversely affects Group, the Company or any of their respective affiliates (a "Conduct Termination Event"), (b) admits to, has been convicted of or has entered into a plea of nolo contendere to a crime punishable by imprisonment for more than one year (a "Felony Termination Event"), (c) has failed to perform in all material respects (following a written warning specifying such deficiency) the normal and customary duties required of his position of employment (a "Performance Termination Event"), (d) has been disloyal to Group, the Company or any of their respective affiliates by assisting competitors of Group, the Company or any of their respective affiliates to the disadvantage of Group, the Company or any of their respective affiliates by a breach of Section 6 or by otherwise actively assisting competitors to the disadvantage of Group, the Company or any of their respective affiliates (a "Disloyalty Termination Event"), or (g) has been


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

identified by the Board of Education of the City of New York in a notice to Group, the Company or any of their respective affiliates (a "BOE notice") that the Board of Education has elected either not to extend an existing transportation contract or that it will not accept bids from Group, the Company or any of their respective affiliates for a new transportation contract unless the employment of the Executive is terminated together with divestiture of the Executive's stock ownership in Group (a "BOE Termination Event").

         4.3 Termination Without Cause. "Termination Without Cause" shall mean any termination by the Company of the Executive's employment at any time during the Employment Term for any reason other than Cause, death or Permanent Disability.

         5.  PERMANENT DISABILITY

         If, prior to the expiration of the Employment Term, the Executive shall fail because of illness, physical or mental disability or other incapacity, for a period of six consecutive months, or for shorter periods aggregating six months during any twelve-month period, to render the services provided for by this Agreement, then the Company may, by written notice to the Executive after the last day of the six consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of six months, terminate the Executive's employment for "Permanent Disability", specifying a termination date no earlier than 10 business days after the date on which such notice is given. The determination of the Executive's Permanent Disability shall be made by an independent physician who is reasonably acceptable to the Executive and the Company and shall be final and binding and shall be based on such competent medical evidence as shall be presented to it by the Executive or by any physician or group of physicians or other competent medical experts employed by the Executive and/or the Company to advise such independent physician.

         In the event of a termination of the Executive's employment by the Company for Permanent Disability, the Executive shall be entitled only to (i) his Accrued Base Salary, (1i) six months of his Base Salary as severance, payable in equal installments on the same terms as at the end of the Employment Term and (iii) receive the benefits set forth under Section 3.1 of this Agreement during the six-month severance period. Except as otherwise provided in this Section 5, following the effective date of a termination for Permanent Disability, the Company shall have no further obligation to the Executive under this Agreement.

         6.   NONCOMPETITION/NONSOLICITATION AND CONFIDENTIALITY

         6.1 Noncompetition/Nonsolicitation. The Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (a) engage in, or acquire an interest in any entity or enterprise which engages in, any business that is in competition with any business actively conducted by Group, the Company or any of their respective subsidiaries within (i) the counties then served by Group, the Company or their respective subsidiaries as well as adjacent counties, and (ii) any other counties in which Group, the Company or their respective subsidiaries


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

has made a bid within 24 months prior to the Executive's termination and any adjacent counties in which Group, the Company or their respective subsidiaries conducts business; (b) solicit or endeavor to entice away from Group, the Company or any of their respective subsidiaries any person who is, or was during the then most recent 24-month period, employed by or associated with Group, the Company or any of their respective subsidiaries; or solicit or endeavor to entice away from Group, the Company or any of their respective subsidiaries, or otherwise interfere with the business relationship of Group, the Company or any of their respective subsidiaries with, any person or entity who is, or was within the then most recent 24-month period, a customer, client or prospect of Group, the Company or any of their respective subsidiaries. The obligations of this Section 6.1 shall apply for 24 months after termination of employment of the Executive as well as during employment and shall be extended by a period of time equal to any period during which the Executive shall be in breach of such obligations.

         6.2 Confidentiality. The Executive covenants and agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with Group, the Company or any of their respective subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's or Group's management, or otherwise in the public domain, with respect to the Company's or Group's, or any of their respective affiliates' or subsidiaries', products, services, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product or service price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of the Company's or Group's products), business plans, prospects or opportunities.

         6.3 Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of Group and the Company. All business records, papers and documents kept or made by the Executive relating to the business of Group, the Company or their respective subsidiaries shall be and remain the property of Group and the Company.

         6.4 Injunctive Relief. Without intending to limit the remedies available to Group and the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material and irreparable injury to Group, the Company or their respective affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Group and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 6 or such other relief as may be required specifically to enforce any of the covenants in this Section 6. If for any reason a final decision of any court determines that the restrictions under this Section 6 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in this Section 6 as will render such restrictions valid and enforceable.


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

         7.   MISCELLANEOUS

         7.1 Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company or Group, to it at:

Atlantic Express Transportation Corp.
7 North Street
Staten Island, NY 10302
Attention: Corporate Secretary

with a copy to each of:

GSCP II Holdings (AE), LLC
c/o Greenwich Street Capital Partners, Inc.
12 East 49th Street, Suite 3200
New York, NY  10017
Fax: (212) 884-6184
Attention: Thomas V. Inglesby

and

Debevoise & Plimpton
875 Third Avenue
New York, NY 10022
Fax: (212) 909-6836
Attention: Andrew L. Sommer

To the Executive:

Nathan Schlenker
357 Horning Road
Palatine Bridge, NY 13428
Fax: (518) 673-5071

with a copy to:

Silverman, Collura & Chernis
381 Park Avenue South
Suite 1601
New York, NY  10016
Fax: (212) 779-8858
Attention: Peter R. Silverman


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

         Any such notice or communication shall be sent certified or registered mail, return receipt requested, or by telefax, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.

         7.2 Severability. If a court of competent jurisdiction determines that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         7.3 Assignment. This Agreement shall inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive. Each of Group and the Company may assign this Agreement without prior written approval of the Executive upon the transfer of all or substantially all of its business and/or assets (whether by purchase, merger, consolidation or otherwise), provided that the successor to such business and/or assets shall expressly assume and agree to perform this Agreement.

         7.4 Entire Agreement: Amendment. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between or among Group, the Company and the Executive, regarding the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

         7.5 Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to the Executive in connection with his employment hereunder.

         7.6 Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

         7.7 Survival. Sections 3.4 (relating to non-renewal), 4.1.1 (relating to early termination), 5 (relating to Permanent Disability), 6 (relating to noncompetition, nonsolicitation and confidentiality) and 7.6 (relating to governing law) shall survive the termination hereof, whether such termination shall be by expiration of the Employment Term or an early termination pursuant to Sections 4 or 5 hereof.

         7.8 Headings. Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

         7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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

         IN WITNESS WHEREOF, the Company and Group have caused this Agreement to be duly executed by their authorized representatives and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.

                                             ATLANTIC EXPRESS
                                             TRANSPORTATION GROUP INC.

                                             By:   /s/ Domenic Gatto
                                                -------------------------------
                                                      Name:  Domenic Gatto
                                                      Title: Domenic Gatto

                                             ATLANTIC EXPRESS
                                             TRANSPORTATION CORP.

                                             By:   /s/ Domenic Gatto
                                                -------------------------------
                                                      Name:  Domenic Gatto
                                                      Title: Domenic Gatto

                                             EXECUTIVE:

                                             /s/ Natahan Schlenker
                                                -------------------------------
                                                 Nathan Schlenker


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